Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $89.7 MILLION

AND ADJUSTED EBITDA OF $344.8 MILLION FOR FIRST QUARTER FISCAL 2014

•    First Quarter Net Income of $0.09 per Diluted Share, Compared to Prior First Quarter Net Loss of $0.03 per Diluted Share

•    First Quarter Adjusted EBITDA of $344.8 Million Compared to Adjusted EBITDA of $274.2 Million in Prior First Quarter

•    Expects Combined Annual Cash Interest Savings of $85 Million from the Completed February Refinancing and the Two Recently Announced Refinancings

•    Rite Aid Updates Fiscal 2014 Guidance to Reflect Recent Senior Notes Offer

Camp Hill, Pa. (June 20, 2013) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal first quarter ended June 1, 2013. The company reported revenues of $6.3 billion, net income of $89.7 million or $0.09 per diluted share, and Adjusted EBITDA of $344.8 million, or 5.5 percent of revenues.

“We kicked off our new fiscal year by posting strong first-quarter results that reflect our continued operational and financial progress,” said Rite Aid Chairman, President and CEO John Standley. “During the quarter, we generated net income for a third consecutive quarter and increased Adjusted EBITDA by more than $70 million over last year’s first quarter.”

“At the same time, our team’s success in executing key initiatives like our wellness+ customer loyalty program, wellness store remodeling initiative and expanded pharmacy service offerings continue to drive our progress in transforming Rite Aid stores into true neighborhood destinations for health and wellness. We are pleased with our continued progress and remain focused on delivering the best products, service and care to meet our customers’ unique wellness needs.”

-More-

First Quarter Summary

Revenues for the 13-week quarter were $6.3 billion versus revenues of $6.5 billion in the prior year first quarter. Revenues decreased 2.7 percent primarily due to the impact of lower cost generics on pharmacy same store sales.

Same store sales for the quarter decreased 2.5 percent over the prior year 13-week period, consisting of a 3.8 percent decrease in pharmacy sales, partially offset by a 0.4 percent increase in front end sales. Pharmacy sales included an approximate 458 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores decreased 0.1 percent over the prior year period. Prescription sales accounted for 67.5 percent of total drugstore sales, and third party prescription revenue was 97.0 percent of pharmacy sales.

Net income was $89.7 million or $0.09 per diluted share compared to last year’s first quarter net loss of $28.1 million or $0.03 per diluted share. The improvement in net income resulted primarily from an increase in Adjusted EBITDA and decreases in interest and debt retirement expenses.

Adjusted EBITDA (which is reconciled to net income/loss on the attached table) was $344.8 million or 5.5 percent of revenues for the first quarter compared to $274.2 million or 4.2 percent of revenues for the like period last year. The improvement in Adjusted EBITDA was largely driven by the continued benefit of new generic introductions on pharmacy gross margin, improved front-end gross margin and continued strong expense control. Prior-year first-quarter results also included a $20.9 million charge for a settlement of a series of wage and hour class action lawsuits.

In the first quarter, the company remodeled 108 stores, bringing the total number of wellness stores chainwide to 905. The company closed eight stores, resulting in a total store count of 4,615 at the end of the first quarter.

Refinancing Transactions

In February 2013, Rite Aid announced the completion of a refinancing of its revolving credit facility and certain first and second lien instruments. In June 2013, Rite Aid commenced the refinancing of its 7.5% second lien notes due 2017, which is expected to close on June 21 and its 9.5% senior notes due 2017, which is expected to close on July 2. These refinancings will extend debt maturities to 2018 and beyond and are expected to result in annual cash interest savings of $85 million.

Rite Aid Updates Earnings Guidance to Reflect Recent Senior Notes Offer

Rite Aid has confirmed its fiscal 2014 guidance for sales, same store sales and Adjusted EBITDA, which was updated on June 7, 2013. Sales are expected to be between $24.9 billion and $25.3 billion and same store sales to range from a decrease of 0.75 percent to an increase of 0.75 percent compared to fiscal 2013. Adjusted EBITDA (which is reconciled to net income/loss on the attached table) guidance is expected to be between $1.090 billion and $1.175 billion and net income is expected to be between $22.0 million or $0.01 per diluted share and $162.0 million or $0.16 per diluted share. The net income guidance reflects the anticipated charge from Rite Aid’s recently announced refinancing transactions, as well as the interest savings from those transactions. Capital expenditures are expected to be $400 million.

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Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. EDT today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. EDT today. A playback of the call will also be available by telephone beginning at 12 p.m. EDT today until 11:59 p.m. EDT on June 22, 2013. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 91891667.

Rite Aid is one of the nation’s leading drugstore chains with 4,615 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 1, 2013	March 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$108,902	$129,452
Accounts receivable, net	881,447	929,476
Inventories, net of LIFO reserve of $927,241 and $915,241	3,135,759	3,154,742
Prepaid expenses and other current assets	174,776	195,377
Total current assets	4,300,884	4,409,047
Property, plant and equipment, net	1,899,831	1,895,650
Other intangibles, net	444,234	464,404
Other assets	300,489	309,618
Total assets	$6,945,438	$7,078,719

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$43,401	$37,311
Accounts payable	1,366,036	1,384,644
Accrued salaries, wages and other current liabilities	1,068,974	1,156,315
Total current liabilities	2,478,411	2,578,270
Long-term debt, less current maturities	5,778,652	5,904,370
Lease financing obligations, less current maturities	89,612	91,850
Other noncurrent liabilities	956,287	963,663
Total liabilities	9,302,962	9,538,153

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	184,829	182,097
Common stock	909,385	904,268
Additional paid-in capital	4,283,967	4,280,831
Accumulated deficit	(7,675,600)	(7,765,262)
Accumulated other comprehensive loss	(60,106)	(61,369)
Total stockholders’ deficit	(2,357,524)	(2,459,434)
Total liabilities and stockholders’ deficit	$6,945,438	$7,078,719

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 1, 2013	Thirteen weeks ended June 2, 2012
Revenues	$6,293,057	$6,468,287
Costs and expenses:
Cost of goods sold	4,472,066	4,719,516
Selling, general and administrative expenses	1,609,261	1,688,066
Lease termination and impairment charges	10,972	12,143
Interest expense	113,064	130,588
Loss on debt retirements, net	—	17,842
Gain on sale of assets, net	(5,180)	(10,051)

	6,200,183	6,558,104

Income (loss) before income taxes	92,874	(89,817)
Income tax expense (benefit)	3,212	(61,729)
Net income (loss)	$89,662	$(28,088)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$89,662	$(28,088)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,732)	(2,574)
Income (loss) attributable to common stockholders - basic	86,905	(30,687)
Add back - Interest on convertible notes	1,364	—
Add back - Cumulative preferred stock dividends	2,732	—
Income (loss) attributable to common stockholders - diluted	$91,001	$(30,687)

Denominator:
Basic weighted average shares	893,871	887,516
Outstanding options and restricted shares	38,812	—
Convertible notes	24,800	—
Convertible preferred stock	33,605	—

Diluted weighted average shares	991,088	887,516

Basic income (loss) per share	$0.10	$(0.03)
Diluted income (loss) per share	$0.09	$(0.03)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Thirteen weeks ended June 1, 2013	Thirteen weeks ended June 2, 2012
Net income (loss)	$89,662	$(28,088)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,263	1,020
Total other comprehensive income	1,263	1,020
Comprehensive income (loss)	$90,925	$(27,068)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 1, 2013	Thirteen weeks ended June 2, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,293,057	$6,468,287
Cost of goods sold	4,472,066	4,719,516
Gross profit	1,820,991	1,748,771
LIFO charge	12,000	18,750
FIFO gross profit	1,832,991	1,767,521

Gross profit as a percentage of revenues	28.94%	27.04%
LIFO charge as a percentage of revenues	0.19%	0.29%
FIFO gross profit as a percentage of revenues	29.13%	27.33%

Selling, general and administrative expenses	1,609,261	1,688,066
Selling, general and administrative expenses as a percentage of revenues	25.57%	26.10%

Cash interest expense	108,548	122,827
Non-cash interest expense	4,516	7,761
Total interest expense	113,064	130,588

Adjusted EBITDA	344,778	274,165
Adjusted EBITDA as a percentage of revenues	5.48%	4.24%

Net income (loss)	89,662	(28,088)
Net income (loss) as a percentage of revenues	1.42%	-0.43%

Total debt	5,911,665	6,163,405
Invested cash	1,289	101,985
Total debt net of invested cash	5,910,376	6,061,420

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	80,906	78,000
Intangible assets acquired	11,786	8,958
Total cash capital expenditures	92,692	86,958
Equipment received for noncash consideration	—	—
Equipment financed under capital leases	5,373	3,865
Gross capital expenditures	$98,065	$90,823

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended June 1, 2013	Thirteen weeks ended June 2, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$89,662	$(28,088)
Adjustments:
Interest expense	113,064	130,588
Income tax expense (benefit)	3,212	(61,729)
Adjustments to tax indemnification asset	(613)	60,237
Depreciation and amortization	101,246	106,371
LIFO charge	12,000	18,750
Lease termination and impairment charges	10,972	12,143
Stock-based compensation expense	4,240	3,958
Gain on sale of assets, net	(5,180)	(10,051)
Loss on debt retirements, net	—	17,842
Closed facility liquidation expense	939	1,456
Customer loyalty card program revenue deferral	14,602	23,180
Other	634	(492)
Adjusted EBITDA	$344,778	$274,165
Percent of revenues	5.48%	4.24%

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 1, 2013	Thirteen weeks ended June 2, 2012

OPERATING ACTIVITIES:
Net income (loss)	$89,662	$(28,088)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	101,246	106,371
Lease termination and impairment charges	10,972	12,143
LIFO charge	12,000	18,750
Gain on sale of assets, net	(5,180)	(10,051)
Stock-based compensation expense	4,240	3,958
Loss on debt retirements, net	—	17,842
Changes in operating assets and liabilities:
Accounts receivable	47,797	96,385
Inventories	6,935	97,993
Accounts payable	(15,547)	(38,703)
Other assets and liabilities, net	(67,678)	87,003
Net cash provided by operating activities	184,447	363,603
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(80,906)	(78,000)
Intangible assets acquired	(11,786)	(8,958)
Proceeds from sale-leaseback transactions	3,989	—
Proceeds from dispositions of assets and investments	6,610	11,283
Net cash used in investing activities	(82,093)	(75,675)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	426,263
Net payments to revolver	(123,000)	(136,000)
Principal payments on long-term debt	(4,378)	(463,637)
Change in zero balance cash accounts	(867)	(41,901)
Net proceeds from the issuance of common stock	6,744	534
Financing fees paid for early debt redemption	—	(11,069)
Deferred financing costs paid	(1,403)	(9,629)
Net cash used in financing activities	(122,904)	(235,439)
(Decrease) increase in cash and cash equivalents	(20,550)	52,489
Cash and cash equivalents, beginning of period	129,452	162,285
Cash and cash equivalents, end of period	$108,902	$214,774

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 1, 2014

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$24,900,000	$25,300,000

Same store sales (a)	-0.75%	0.75%

Gross capital expenditures	$400,000	$400,000

Reconciliation of net income to adjusted EBITDA:
Net income	$22,000	$162,000
Adjustments:
Interest expense	432,000	429,000
Income tax benefit	(27,000)	(28,000)
Adjustments to tax indemnification asset	30,000	30,000
Depreciation and amortization	405,000	400,000
LIFO charge	60,000	35,000
Store closing and impairment charges	80,000	70,000
Stock-based compensation expense	18,000	17,000
Loss on debt retirement	63,000	63,000
Customer loyalty card program revenue deferral	5,000	—
Other	2,000	(3,000)
Adjusted EBITDA	$1,090,000	$1,175,000

Diluted income per share	$0.01	$0.16

(a) Reflects approximately 250 basis points reduction in pharmacy same store sales from new generic introductions.

Chart 7